UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2024

Hydrofarm Holdings Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1510 Main Street Shoemakersville, PA 19555
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2024, the board of directors (the “Board”) of Hydrofarm Holdings Group, Inc. (the “Company” or “Hydrofarm”) approved the following changes to its executive leadership effective as of January 1, 2025 (the “Effective Date”), which are the result of a thoughtful and rigorous succession planning process.

Chief Executive Officer and Principal Executive Officer

On the Effective Date, William Toler will retire from his position as Chief Executive Officer and become Executive Chairman of the Board. On the Effective Date, Mr. Toler will receive a grant of 350,000 restricted stock units, vesting 50% on the first anniversary and 50% on the second anniversary of the Effective Date. Following the Effective Date, Mr. Toler will maintain continued coverage under the Company’s benefit plans. Mr. Toler’s change of role is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but rather is related to Mr. Toler, turning 66 on May 7, 2025, retiring from day-to-day leadership of Hydrofarm. In addition, the changes described in this filing are estimated to result in aggregate cash compensation savings of approximately $400,000 in fiscal 2025.

On the Effective Date, B. John Lindeman will assume the role of Chief Executive Officer and Principal Executive Officer and no longer serve in his current position as Executive Vice President & Chief Financial Officer. Mr. Lindeman, age 54, has served as the Company’s Executive Vice President since August 2022 and Chief Financial Officer since March 2020. From August 2015 until assuming his role at Hydrofarm in March 2020, Mr. Lindeman served as Chief Financial Officer and Corporate Secretary at Calavo Growers, Inc. (Nasdaq: CVGW) (“Calavo”), a global avocado-industry leader and expanding provider of valued-added fresh food, where he was responsible for the finance, accounting, IT and human resource functions. Prior to joining Calavo, Mr. Lindeman held various leadership positions within the finance and investment banking industries, including serving as managing director at Sageworth Trust Company, a family office and private trust company, from March 2015 to July 2015, managing director and co-head of the consumer and retail group at Janney Montgomery Scott from August 2009 to March 2015, managing director at Stifel, Nicolaus & Co., Inc. from December 2005 to August 2009 and principal at Legg Mason from October 1999 to December 2005. Prior to joining Legg Mason, he was a Manager at PricewaterhouseCoopers LLP from August 1996 to October 1999. Mr. Lindeman currently serves as a director of both Utz Brands, Inc. (NYSE: UTZ), a position he has held since September 2020, and Calavo Growers, Inc. (Nasdaq: CVGW) where he has served since June 2024. Mr. Lindeman is a Chartered Financial Analyst and holds a Bachelor of Science in Business Administration from the University of Mary Washington.

In connection with his appointment as Chief Executive Officer, the Board approved the following compensation for Mr. Lindeman, effective as of the Effective Date: (i) a base salary of $550,000, (ii) an annual performance bonus with a target of 100% of base salary and (iii) a one-time grant of 250,000 restricted stock units vesting over a three year period, with one-third vesting on each annual anniversary of the Effective Date. In addition, Mr. Lindeman’s target cash bonus for the 2024 fiscal year was increased from $118,750 to $200,000.

There are no arrangements or understanding between Mr. Toler or Mr. Lindeman and any other persons or entities with respect to their appointments, and there are no family relationships between Mr. Toler, Mr. Lindeman and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Mr. Toler or Mr. Lindeman have not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

President

On the Effective Date, Mark Parker will assume the role of President and no longer serve in his current position as Executive Vice President of Sales and Business Development. Mr. Parker, age 65, has served as the Company’s Executive Vice President of Sales and Business Development since February 2022. Mr. Parker has over 30 years of experience in sales and marketing, and leading complex integration projects in multiple industries, in particular with consumer packaging goods. From May 2019 until February 2022, Mr. Parker served as the Company’s Senior Vice President of Business Development. Prior to joining Hydrofarm, Mr. Parker was the founder and Chief Executive Officer of iQ Solutions, where he spent nine years assisting organizations in commercialization efforts focused on sales and marketing. Mr. Parker also previously served as Senior Vice President of Trade Marketing, U.S. Soup Division, for Campbell Soup Company (NYSE: CPB), where he introduced innovative initiatives as “Soup to Go” (convenience in a package) and iQ Shelf, an in-store approach to simplify consumer shopping experience and drive mutual share growth. Mr. Parker holds a Bachelor of Science in Economics from Wingate University.

In connection with his appointment as President, the Board approved the following compensation for Mr. Parker, effective as of the Effective Date: (i) a base salary of $370,000, (ii) an annual performance bonus with a target of 75% of base salary and (iii) a one-time grant of 100,000 restricted stock units vesting over a three year period, with one-third vesting on each annual anniversary of the Effective Date. In addition, Mr. Parker’s target cash bonus for the 2024 fiscal year was increased from $82,500 to $120,000.

There are no arrangements or understanding between Mr. Parker and any other persons or entities with respect to his appointment, and there are no family relationships between Mr. Parker and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Mr. Parker has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Chief Financial Officer and Principal Financial Officer

On the Effective Date, Kevin O’Brien will assume the role of Chief Financial Officer and Principal Financial Officer and will no longer serve in his current position as Chief Accounting Officer. Mr. O’Brien, age 45, has served as the Company’s Chief Accounting Officer since March 2022. Prior to joining Hydrofarm, Mr. O’Brien served as the Chief Accounting Officer of CPI Card Group Inc. (Nasdaq: PMTS) since April 2018. Mr. O’Brien previously served as the Director of Corporate Accounting and SEC Reporting at the same company from March 2016 until April 2018. Mr. O’Brien has over 20 years of accounting experience, including serving as a Senior Audit Manager at Deloitte & Touche LLP. Mr. O’Brien is a Colorado Certified Public Accountant and received a Bachelor of Science in Business with an emphasis in Accounting from University of Colorado and a Master of Science with an emphasis in Accounting from the same institution.

In connection with his appointment as Chief Financial Officer, the Board approved the following compensation for Mr. O’Brien, effective as of the Effective Date: (i) a base salary of $350,000, (ii) an annual performance bonus with a target of 75% of base salary and (iii) a one-time grant of 100,000 restricted stock units vesting over a three year period, with one-third vesting on each annual anniversary of the Effective Date. In addition, Mr. O’Brien’s target cash bonus for the 2024 fiscal year was increased from $75,000 to $110,000.

There are no arrangements or understanding between Mr. O’Brien and any other persons or entities with respect to his appointment, and there are no family relationships between Mr. O’Brien and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Mr. O’Brien has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Chief Accounting Officer

On the Effective Date, Erica Ackerman will assume the role of Chief Accounting Officer and Corporate Controller. Ms. Ackerman, age 49, has served as the Company’s Corporate Controller since March 2023, prior to which she served as Assistant Controller from March 2021 to March 2023. Prior to joining Hydrofarm, Ms. Ackerman spent over 14 years at McKesson Corporation, including as Director of Global Corporate Reporting from June 2018 to July 2020 and as Senior Manager of Technical Accounting from January 2013 to June 2018. Ms. Ackerman is a California Certified Public Accountant and earned her Bachelor of Business Administration from the University of Washington Foster School of Business.

In connection with her appointment as Chief Accounting Officer, the Board approved the following compensation for Ms. Ackerman, effective as of the Effective Date: (i) a base salary of $250,000, (ii) an annual performance bonus with a target of 50% of base salary and (iii) a one-time grant of 50,000 restricted stock units vesting over a three year period, with one-third vesting on each annual anniversary of the Effective Date. In addition, Ms. Ackerman’s target cash bonus for the 2024 fiscal year was increased from $34,500 to $50,000.

There are no arrangements or understanding between Ms. Ackerman and any other persons or entities with respect to her appointment, and there are no family relationships between Ms. Ackerman and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Ms. Ackerman has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 17, 2024, the Company issued a press release regarding the leadership transition described above. A copy of this release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. Without limiting the generality of the foregoing, the text of the press release set forth under the heading entitled “Cautionary Note Regarding Forward-Looking Statements” is incorporated by reference into this Item 7.01.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These statements include statements made about the Company’s estimated cash compensation savings described above. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond the Company’s control, include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filing made with the SEC on February 29, 2024 and the Company’s other Exchange Act filings. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. The Company disclaims any obligation to update these forward-looking statements. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: October 17, 2024	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer